Exhibit 10.33

201 Elizabeth Street Sydney NSW 2000 Australia DX 107 Sydney Tel +61 2 9286 8000 Fax +61 2 9283 4144 www. dlaphillipsfox.com
Option Deed
Unilife Medical Solutions Limited
Edward Fine

DLA Phillips Fox is a member of
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Independent legal practices. It is a
separate and distinct legal entity

DLA Phillips Fox offices are located
In Adelaide Auckland Brisbane
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Table of contents

Parties	1

1 Grant of Options	1

2 Exercise of Options	1

3 Exercise Price	1

4 Vesting of Options	1

5 Method of Exercising Options	2

6 Change in Ownership Event	3

7 Expiry of Options	3

8 Shareholder Approval	3

9 Variation to Share Capital and Option Rights	4

10 Listing	4

11 Options to be Registered	4

12 Amendment of Option Terms	4

13 Reliance on Statements	4

14 Warranty	5

15 Sale of shares issued on exercise of Options	5

16 Notice	5

17 Miscellaneous	6
Assignment	6
Further acts	7
Waiver	7
Costs	7
Counterparts	7
Governing law and jurisdiction	7

18 Definitions and interpretation	7
Definitions	7
Interpretation	9

Execution and date	11

Option Deed
Parties
Unilife Medical Solutions Limited ACN 008 071 403 of Suite 3, Level 11, 1 Chifley Square, Sydney NSW Australia 2000 (Company)
Edward Fine of [residential address omitted], United States of America (Consultant)
1	Grant of Options
1.1	In accordance with the terms of the Consultancy Agreement, the Company grants to the Consultant on the date of this Deed 6,000,000 unlisted Options. Each Option entitles the holder to subscribe for one fully paid ordinary share in the Company.
2	Exercise of Options
2.1	Subject to clauses 6.1 and 7.1, each Option is exercisable at any time between the Vesting Date for such Option and 5.00pm (Sydney time) on the date which is 74 days after the end of the calendar year in which such Option vests, provided however, that in no event may an Option be exercised later than 30 January 2015 (Exercise Period).
2.2	If an Option is not exercised on or prior to the expiry of the Exercise Period, the Option will automatically lapse.
3	Exercise Price
3.1	The Exercise Price of each Option is A$1.055 (being the closing price of the Company’s Shares on their last Trading Day on ASX following the Company’s suspension on 15 January 2010).
4	Vesting of Options
4.1	Subject to earlier lapsing in accordance with clause 7, the Options will vest as follows provided that the Consultant continues to provide services to the Company in accordance with the terms of the Consultancy Agreement from the date of grant until the date on which the following events occur:
4.1.1	1,500,000 Options will vest on the date on which the Closing Price of the Company’s Shares has reached A$1.75 or higher for 20 out of any 30 consecutive Trading Days at any time between the date of grant of the Options and the Expiry Date;
4.1.2	1,000,000 Options will vest on the date on which the Closing Price of the Company’s Shares has reached A$2.00 or higher for 20 out of any 30 consecutive Trading Days at any time between the date of grant of the Options and the Expiry Date;

Option Deed
4.1.3	1,500,000 Options will vest on the date on which the Closing Price of the Company’s Shares has reached A$2.25 or higher for 20 out of any 30 consecutive Trading Days at any time between the date of grant of the Options and the Expiry Date;
4.1.4	1,000,000 Options will vest on the date on which the Closing Price of the Company’s Shares has reached A$2.75 or higher for 20 out of any 30 consecutive Trading Days at any time between the date of grant of the Options and the Expiry Date; and
4.1.5	1,000,000 Options will vest on the date on which the Closing Price of the Company’s Shares has reached A$3.22 or higher for 20 out of any 30 consecutive Trading Days at any time between the date of grant of the Options and the Expiry Date.
5	Method of Exercising Options
5.1	The Optionholder must exercise an Option by notice in writing to the Company. The notice must state the number of Options being exercised which must be in multiples of no less than one hundred thousand (100,000). If the notice does not state the number of Options being exercised, the notice will be void and the Company will request the Optionholder to provide a further notice.
5.2	The Optionholder must either:
5.2.1	include with the notice to the Company referred to in clause 5.1 a cheque payable to the Company; or
5.2.2	at the time of issuing the notice to the Company, referred to in clause 5.1, arrange for an electronic funds transfer directly into an account nominated by the Company, for the total Exercise Price of the Options being exercised.
5.3	Upon receipt of a valid notice in accordance with clause 5.1 and subject to the Company receiving cleared funds from the Optionholder in accordance with clause 5.2, the Company must issue within 10 Business Days of receiving the cleared funds the requisite number of Shares in the name of the Optionholder and update its share register to record the Optionholder as the holder of such Shares.
5.4	An Option does not entitle the Optionholder to participate in any rights issue, bonus share issue or other issue of securities by the Company.
5.5	The Optionholder is not permitted to sell, transfer, mortgage, charge, assign or otherwise dispose of or encumber an Option without the prior written approval of the Board.

Option Deed
6	Change in Ownership Event
6.1	If there has been a Change in Ownership Event, the Board must resolve to notify the Optionholder that all Options may be exercised prior to 5pm (Sydney time) on the 74th day after the date of the notice (or by such earlier date as the Board determines). The Exercise Period of the Options will expire at 5pm (Sydney time) on such 74th day after the date of the notice (or such earlier date as the Board determines).
7	Expiry of Options
7.1	Notwithstanding any other provision of this Deed, an unexercised Option expires on the first to occur of the following:
7.1.1	the end of the Exercise Period in relation to that Option;
7.1.2	the Consultant breaching or failing to comply with his obligations under the Consultancy Agreement and such breach or failure is either incapable of remedy or the Consultant fails to remedy that breach or failure within 30 days of being given written notice to remedy by the Company;
7.1.3	the Board resolving that the Consultant has, in the Board’s reasonable opinion, acted fraudulently or dishonestly in the execution of his responsibilities to the Company under the Consultancy Agreement; or
7.1.4	to the extent that an Option that has not already vested in accordance with clause 4.1, upon the Consultant ceasing to provide services to the Company under the terms of the Consultancy Agreement.
7.2	Upon expiry of an Option, all rights of the Optionholder under this Deed in respect of the Option will immediately cease.
8	Shareholder Approval
8.1	If, for any reason, an issue and allotment of Shares to the Optionholder in accordance with these terms and conditions would result in the need for the Company to obtain the approval of the Shareholders, the Company must convene the necessary meeting as soon as reasonably practicable and at its own cost but in no event shall the Company seek the approval of Shareholders later than the next Annual General Meeting of the Company at the relevant time unless the Notice of Meeting for the next immediate Annual General Meeting has already been sent out to Shareholders in which case it will be the next succeeding general meeting of the Company.

Option Deed
9	Variation to Share Capital and Option Rights
9.1	In the event of any reconstruction of the capital of the Company (including, without limitation, any consolidation, subdivision, reduction or return of capital), either or both of the following:
9.1.1	the number of Options held by the Optionholder; and
9.1.2	the Exercise Price,
will be varied in accordance with the Listing Rules and in such manner as the Board determines with the intent that the benefits conferred on the Optionholder by the grant of the Options will remain, as far as practicable, the same after the occurrence of the variation referred to in clause 9.1.1 or 9.1.2.
9.2	Upon any variation being made pursuant to clause 9.1, the Company must, as soon as practicable, notify the Optionholder in writing of the details of the variation.
9.3	If, on the making of any adjustment contemplated by this clause 9, the Optionholder becomes entitled to a fraction of an Option, that fraction will be disregarded.
10	Listing
10.1	The Options will not be listed or quoted on any stock exchange.
10.2	The Shares issued upon exercise of any Options will from the date of issue rank equally with all other existing ordinary shares of the Company in all respects including voting rights and entitlement to participate in dividends and in future rights and bonus issues.
10.3	If shares of the same class as the Shares issued upon exercise of the Options are quoted on ASX, the Company must apply to ASX within the period applicable under the Listing Rules, if any, for any Shares issued by the Company upon exercise of the Options to be quoted.
11	Options to be Registered
11.1	Unless otherwise determined by the Board, the Company’s share registry will maintain a register of the Options.
12	Amendment of Option Terms
12.1	Subject to the Listing Rules, the Board may, in relation to an Option, waive in whole or in part, or amend on terms it considers appropriate, any terms or conditions applicable to the Option provided such amendment or waiver is not materially detrimental to the Optionholder.
13	Reliance on Statements
13.1	In accepting this grant of Options, the Consultant acknowledges and agrees that he received the offer of the Options in the United States and in deciding whether or not to accept the Options the Consultant did not rely on any statements made in relation to the grant or offer of the Options by or on behalf of the Company and that the Consultant was advised by the Company to obtain its own financial product and tax advice in relation to the Options from an independent person.

Option Deed
14	Warranty
14.1	The Optionholder warrants to the Company that:
14.1.1	(both as at the date of this Deed and as at the date that any Shares in the Company are subsequently issued to the Optionholder upon exercise of the Options) upon exercise of the Options the Optionholder will not be subscribing for Shares in the Company for the purpose of selling or transferring those Shares or granting, issuing or transferring interests in, or options over, those Shares within 12 months of their date of issue; and
14.1.2	he is an accredited investor as defined in Regulation D promulgated by the SEC pursuant to the Securities Act of 1933 or has such knowledge and expertise in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Options and the securities issued on exercise of the Options.
15	Sale of shares issued on exercise of Options
15.1	The Consultant agrees and covenants in favour of the Company that he will not dispose of or otherwise deal with more than 1,000,000 of the Company’s Shares issued to the Consultant on exercise of the Options in any consecutive period of 20 days upon which the Company’s Shares may be traded on ASX. If there is more than one Consultant, then those Consultants (in aggregate) must not together or individually dispose of or otherwise deal with in total more than 1,000,000 of the Company’s Shares issued to those Consultants on exercise of the Options in any consecutive period of 20 days upon which the Company’s Shares may be traded on ASX.
16	Notice
16.1	Any notice or communication given to a party under this Deed is only given if it is in writing and sent in one of the following ways:
16.1.1	delivered or posted to that party at its address and marked for the attention of the relevant person, department or officer (if any) set out below; or

Option Deed
16.1.2	faxed to that party at its fax number and marked for the attention of the relevant person, department or officer (if any) set out below.
Company:

Name:	Unilife Medical Solutions Limited
Address:	Suite 3
Level 11
1 Chifley Square
SYDNEY NSW 2000
Australia
Fax number:	+61 2 8346 6511
Attention:	Company Secretary

Consultant:

Name:	Edward Fine
Address:	[residential address omitted] United States of America

16.2	If a party gives the other party three Business Days’ notice of a change of its address or fax number, any notice or communication is only given by that other party if it is delivered, posted or faxed to the latest address or fax number.
16.3	Any notice or communication is to be treated as given at the following time:
16.3.1	If it is delivered, when it is left at the relevant address.
16.3.2	If it is sent by post, two (or, in the case of a notice or communication posted to another country, nine) Business Days after it is posted.
16.3.3	If it is sent by fax, as soon as the sender receives from the sender’s fax machine a report of an error free transmission to the correct fax number.
16.4	However, if any notice or communication is given on a day that is not a Business Day or after 5pm on a Business Day in the place of the party to whom it is sent it is to be treated as having been given at the beginning of the next Business Day.
17	Miscellaneous
Assignment
17.1	Except as expressly permitted by this Deed, a party must not assign any of its rights under this Deed without the prior written consent of the other party.
Entire agreement
17.2	Other than as expressly set out in this Deed, this Deed contains everything the parties have agreed on in relation to the matters it deals with. Neither party can rely on an earlier document, or anything said or done by another party, or by a director, officer, agent or employee of that party, before this Deed was executed, save as permitted by law.

Option Deed
Further acts
17.3	The parties will promptly do and perform all acts and things and execute all documents as may from time to time be required, and at all times will act in good faith, for the purposes of or to give effect to this Deed.
Waiver
17.4	The fact that a party fails to do, or delays in doing, something the party is entitled to do under this Deed, does not amount to a waiver of any obligation of, or breach of obligation by, the other party. A waiver by a party is only effective if it is in writing. A written waiver by a party is only effective in relation to the particular obligation or breach in respect of which it is given. It is not to be taken as an implied waiver of any other obligation or breach or as an implied waiver of that obligation or breach in relation to any other occasion.
Costs
17.5	Except as otherwise set out in this Deed, each party must pay its own costs and expenses in relation to preparing, negotiating, executing and completing this Deed and any document related to this Deed.
Counterparts
17.6	This Deed may be executed in counterparts. All counterparts when taken together are to be taken to constitute one document.
Governing law and jurisdiction
17.7	This Deed is governed by the law of New South Wales, Australia. The parties submit to the non-exclusive jurisdiction of its courts and courts of appeal from them. The parties will not object to the exercise of jurisdiction by those courts on any basis.
18	Definitions and interpretation
Definitions
18.1	In this Deed the following definitions apply:
ASX means ASX Limited ACN 008 624 691 or the securities market which it operates, as the context requires.
Board means the board of directors of the Company from time to time.
Business Day means a day of the week on which banks are open for general banking business in New South Wales, other than a Saturday or Sunday.
Change of Ownership Event means:
(a)	a takeover bid is made to the holders of the Company’s shares (other than as a result of an allotment or transfer approved by the Board) which becomes unconditional;

Option Deed
(b)	pursuant to an application to the Court, the Court orders a meeting to be held in relation to a proposed compromise or arrangement relating to the Company for the purpose of or in connection with a scheme for the reconstruction of the Company or its amalgamation with any other company;
(c)	the Options, or any Shares that are the subject of any Option, are or become subject to compulsory acquisition or cancellation by operation of law;
(d)	the Company enters into an agreement to sell the whole, or substantially the whole, of its business to a third party;
(e)	through the acquisition of shares in the Company a person is able to determine the majority composition of the Board;
(f)	any other event (including, but not limited to, a merger of the Company with another company) which the Board determines, in its absolute discretion, to be a Change in Ownership;
(g)	the Company passes a resolution for voluntary winding up; or
(h)	an order is made for the compulsory winding up of the Company, where, in the case of the events in (a) to (f) inclusive, such event involves a change in the ultimate effective management control of the Company or its business.
Closing Price means the price published on the ASX as the final price of a Share on a Trading Day.
Consultancy Agreement means the consultancy agreement dated 14 October 2008 as amended by an amendment agreement dated 1 April 2009 and by a Deed of Amendment dated on or around the date of this Deed.
Exercise Period has the meaning ascribed to that term in clause 2.1.
Exercise Price means the price set out in clause 3.1.
Expiry Date means 30 January 2015.
Listing Rules means the official listing rules of ASX as amended from time to time.
Option means an option to subscribe for one Share.
Optionholder means the registered holder of Options from time to time.
SEC means the Securities Exchange Commission.
Share means a fully paid ordinary share in the capital of the Company.

Option Deed
Shareholders means persons registered as the holders of ordinary shares in the capital of the Company from time to time.
Trading Day means a day on which Shares are traded on the ASX.
Vesting Date means the date on which the applicable Options vest in accordance with clause 4.
Interpretation
18.2	In the interpretation of this Deed, the following provisions apply unless the context otherwise requires:
18.2.1	A reference to any law or legislation or legislative provision includes any statutory modification, amendment or re-enactment, and any subordinate legislation or regulations issued under that legislation or legislative provision, in either case whether before, on or after the date of this Deed.
18.2.2	A reference to any agreement or document is to that agreement or document as amended, novated, supplemented or replaced from time to time.
18.2.3	A reference to a clause or part is a reference to a clause or part of or to this Deed.
18.2.4	Where a word or phrase is given a defined meaning another part of speech or other grammatical form in respect of that word or phrase has a corresponding meaning.
18.2.5	A word which denotes the singular denotes the plural, a word which denotes the plural denotes the singular, and a reference to any gender denotes the other genders.
18.2.6	An expression importing a natural person includes any company, trust, partnership, joint venture, association, body corporate or public authority.
18.2.7	A reference to any party to this Deed, where that party is made up of more than one person, includes each of them severally.
18.2.8	Any agreement, covenant, representation, warranty, undertaking or liability arising under this Deed on the part of two or more persons is to be taken to be made or given by such persons jointly and severally.
18.2.9	A reference to dollars or $ means Australian dollars.

Option Deed
18.2.10	References to the word ‘include’ or ‘including’ are to be construed without limitation.
18.2.11	A reference to a time of day means that time of day in the place whose laws govern the construction of this Deed.
18.2.12	Where a period of time is specified and dates from a given day or the day of an act or event it must be calculated exclusive of that day.
18.2.13	A term of this Deed which has the effect of requiring anything to be done on or by a date which is not a Business Day must be interpreted as if it required it to be done on or by the next Business Day.

Option Deed
Execution and date
Executed as a deed.
Date:
Executed as a deed by Unilife Medical Solutions Limited acting by the following persons or, if the seal is affixed, witnessed by the following persons:

/s/ Alan Shortall	/s/ Cynthia M. Lighty
Signature of director	Signature of director/company secretary

Alan Shortall	Cynthia M. Lighty
Name of director (print)	Name of director/company secretary (print)

Executed as a deed by Edward Fine in the presence of:

/s/ Ingrid Fine	/s/ Edward Fine
Signature of witness	Signature of Edward Fine

Ingrid Fine
Name of witness (print)